Exhibit 10.3

CWI RALEIGH HOTEL, LLC

c/o Watermark Capital Partners, LLC

272 E. Deerpath Road, Suite 320

Lake Forest, Illinois

June 19, 2013

Noble Raleigh Associates, LLC

c/o Noble Investment Group, LLC

2000 Monarch Tower

3424 Peachtree Road

Atlanta, GA 30326

Attention:  Mark K. Rafuse

Morris, Manning & Martin, LLP

1600 Atlanta Financial Center

3343 Peachtree Road, N.E.

Atlanta, GA 30326

Attention:  G. Brian Butler, Esq.

Re:                        Purchase and Sale Agreement dated May 29, 2013, by and between Noble Raleigh Associates, LLC, a Georgia limited liability company (“Seller”), and CWI Raleigh Hotel, LLC, a Delaware limited liability company (“Purchaser”) as amended by that certain First Amendment to Purchase and Sale Agreement dated June 3, 2013 (collectively, the “Agreement”) relating to the hotel currently known as The Raleigh Marriott City Center Hotel and Conference Center

Gentlemen:

This letter agreement (this “Letter Agreement”) is entered into to confirm the agreement of the Parties concerning certain matters relating to the New Hotel Franchise and Starbucks License Approval. All capitalized terms not expressly defined in this Letter Agreement shall have the meanings given such terms in the Agreement.

The Parties hereby agree as follows:

1.         New Hotel Franchise. The second sentence of Section 8.9.1(a) of the Agreement is hereby amended by deleting therefrom the phrase “(but in no event later than June 19, 2013)” and inserting in place thereof the phrase “(but in no event later than June 28, 2013)”.

2.         No Further Modification. Except as modified hereby, the Agreement shall remain in full force and effect, and as modified hereby, the Agreement is ratified and confirmed in all respects.

3.         Representations and Warranties.  Seller and Purchaser each hereby represent and warrant that it has full right, power and authority to enter into this Letter Agreement and that the person executing this Letter Agreement on behalf of Seller and Purchaser, respectively, is duly authorized to do so.

4.         Counterparts; Electronic Signatures.  This Letter Agreement may be executed in one or more counterparts, each of which shall constitute an original and all of which when taken together shall constitute one and the same instrument.  An executed facsimile or .pdf of this Letter Agreement may be relied upon as having, and shall be deemed to have, the same force and effect as an original.

5.         Governing Law.  This Amendment shall be governed by the laws of the State of North Carolina, without giving effect to any principles regarding conflict of laws.

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Please acknowledge your agreement to the terms of this Letter Agreement by having a duly authorized person countersign this Letter Agreement on behalf of Seller and return it to me at your earliest convenience.

Sincerely,

PURCHASER:

CWI RALEIGH HOTEL, LLC,
a Delaware limited liability company

By:	/s/ Michael G. Medzigian
Name: Michael G. Medzigian
Title: CEO and President

Agreed to and acknowledged this 19th day of June, 2013.

SELLER:

NOBLE RALEIGH ASSOCIATES, LLC,

a Georgia limited liability company

By:	NOBLE RALEIGH GP, LLC,
a Georgia limited liability company, its Manager

	By:	/s/ James E. Conley, Jr.
James E. Conley, Jr., Vice President

cc:	Paul Hastings LLP
515 South Flower Street, 25th Floor
Los Angeles, CA 90071
Attn: Rick S. Kirkbride, Esq.

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